Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Announces Preliminary Third Quarter 2026 Financial Results

CHICAGO, October 28, 2026 — Kemper Corporation (NYSE: KMPR) Kemper Corporation (NYSE: KMPR) today announced preliminary financial results for the third quarter ended September 30, 2026, reflecting sequential improvement in consolidated operating earnings and Specialty Auto underwriting performance.

“We are pleased with the improvement in our third quarter results, but we have more work to do,” said Stephen J. McAnena, President and Chief Executive Officer. “Our focus remains on disciplined execution and returning Kemper to consistent, sustainable profitability.”

Preliminary Third Quarter Financial Highlights*
•Net Income is expected to be approximately $52 million, or $0.88 per diluted share, compared with a net loss of $465 million, or $7.90 per share, in the second quarter of 2026.
•Adjusted Consolidated Net Operating Income1 is expected to be approximately $60 million, or $1.01 per diluted share, compared with $26 million, or $0.45 per share, in the second quarter of 2026.
•Specialty Auto Combined Ratio is expected to be approximately 99.2%, an improvement of 4.8 percentage points from 104.0% in the second quarter of 2026. Third quarter results include approximately $23 million of favorable prior-year reserve development.
•Specialty Auto Underlying Combined Ratio1 is expected to be approximately 101.7%, compared with 102.3% in the second quarter of 2026.
•Life Insurance Operating Earnings are expected to be approximately $20 million, compared with $18 million in the second quarter of 2026.
•Consolidated Net Investment Income is expected to be approximately $107 million, compared with $105 million in the second quarter of 2026.

Third Quarter Earnings Announcement
Kemper expects to release its complete third quarter 2026 financial results on Monday, November 9, 2026, followed by its previously scheduled earnings conference call on Tuesday, November 10, 2026, at 7:00 a.m. Central Time.

*Unless otherwise specified, discussion of our third quarter 2026 results is focused on net income attributable to Kemper Corporation common shareholders, which does not include financial results from Kemper Reciprocal. The results of Kemper Reciprocal are consolidated under US GAAP.
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) attributable to Kemper Corporation the after-tax impact of:
(i) Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment (Losses) Gains;
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment and Other Charges;
(vi) Goodwill Impairment;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss) attributable to Kemper Corporation. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income for the three months ended June 30, 2026 or September 30, 2026.

Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Change in Fair Value of Equity and Convertible Securities, Net Realized Investment (Losses) Gains and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of business decisions which are unrelated to the insurance underwriting process. In the second quarter of 2026, the Company completed the sale of Newins and recorded a gain in connection with the transaction. In the third quarter of 2025, a restructuring program was launched to achieve operational and organizational efficiencies. The Company will continue to evaluate additional efficiency opportunities through 2027. Debt Extinguishment and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; and (ii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill Impairments are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under GAAP. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net Income (Loss) attributable to Kemper Corporation to Adjusted Consolidated Net Operating Income for the three months ended September 30, 2026 and June 30, 2026 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Sept 30, 2026	Jun 30, 2026
Net Income (Loss) attributable to Kemper Corporation	$52.4	$(464.8)
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	2.6	(1.4)
Net Realized Investment (Losses) Gains	(0.9)	0.5
Impairment Losses	(2.9)	(18.8)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(6.4)	(11.6)
Goodwill Impairment	—	(460.0)
Non-Core Operations	0.1	0.2
Adjusted Consolidated Net Operating Income	$59.9	$26.3

Diluted Adjusted Net Operating Income per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Net Operating Income by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) per Unrestricted Share.

A reconciliation of Diluted Net Income (Loss) per Unrestricted Share to Diluted Adjusted Net Operating Income per Unrestricted Share for the three months ended September 30, 2026 and June 30, 2026 is presented below.

	Three Months Ended
(Unaudited)	Sept 30, 2026	Jun 30, 2026
Diluted Net Operating Income (Loss) attributable to Kemper Corporation per Unrestricted Share	$0.88	$(7.90)
Less Net Income (Loss) per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.04	(0.02)
Net Realized Investment (Losses) Gains	(0.01)	—
Impairment Losses	(0.05)	(0.32)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.11)	(0.19)
Goodwill Impairment	—	(7.82)
Non-Core Operations	—	—
Diluted Adjusted Net Operating Income per Unrestricted Share	$1.01	$0.45

Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.

Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.

A reconciliation of Combined Ratio to Underlying Combined Ratio for the three months ended September 30, 2026 and June 30, 2026 is presented below.

	Three Months Ended
(Unaudited)	Sept 30, 2026	Jun 30, 2026
Combined Ratio	99.2%	104.0%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.2	0.7
Prior Years Non-catastrophe Losses and LAE Ratio	(2.7)	1.0
Prior Years Catastrophe Losses and LAE Ratio	—	—
Underlying Combined Ratio	101.7%	102.3%

Conference Call Details
Kemper will host its conference call to discuss third quarter 2026 results on Tuesday, November 10, at 8:00 am Eastern (7:00 am Central). The conference call will be accessible via the internet and telephone at 833.461.5787, Conference ID 716 652 350. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes before the webcast to install any necessary software. A replay of the webcast will be available online at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation's leading specialized insurers. With approximately $12 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.4 million policies, is represented by 24,100 agents and brokers, and has 7,000 associates dedicated to meeting the ever-changing needs of its customers. Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of legislative, governmental and regulatory actions;
•heightened competition;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks or incidents;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.

Contacts
Investors: Michael Marinaccio, 312.661.4930, investors@kemper.com
News Media: Barbara Ciesemier, 312.661.4521, bciesemier@kemper.com